Exhibit 99.1

Addus HomeCare Appoints Wayne B. Lowell to Board of Directors

Palatine, IL – January 5, 2010 – Addus HomeCare Corporation announced today Wayne B. Lowell has been appointed to its Board of Directors, effective January 1, 2010. Mr. Lowell will serve as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.

Mark Heaney, President and Chief Executive Officer of Addus HomeCare, stated, “We are very pleased to announce Wayne’s appointment to our Board. Wayne brings to Addus a wealth of relevant financial experience and knowledge of the healthcare industry, and we look forward to drawing on his expertise. Of particular relevance is Wayne’s background as the former CFO of PacifiCare Health Systems. Wayne also shares our view that our integrated care model strengthens our competitive position in the homecare industry. We will continue to collectively focus on growing our census and seeking to provide the highest level, lowest cost of care to our 23,000 consumers.”

Wayne B. Lowell, 54, has more than twenty years of experience in the healthcare and transportation industries. From 1998 to the present, Mr. Lowell has served as a consultant advising Boards of Directors, CEOs and CFOs of public and private equity-sponsored organizations on strategic, financial and operating issues. From 1986 to 1998, he worked for PacifiCare Health Systems (now part of United Healthcare) which was a $9 billion, Fortune 200, multi-state, publicly-held healthcare company. At PacifiCare, he held various positions of increasing authority, ultimately serving as Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Earlier in his career, Mr. Lowell worked at Burlington Air Express from 1981 to 1986 and at Deloitte, Haskins and Sells.

Mr. Lowell currently serves as Chairman of the Board of InSight Health Services Holdings Corp., a publicly traded company providing imaging services at locations throughout the United States. He also serves as a Director of TriNet, a private company providing human resource solutions. Mr. Lowell is also on the Board of Trustees of Biola University, where he serves as Chair of the Finance and Audit Committees.

Mr. Lowell earned his MBA with honors from the University of California at Irvine. He graduated summa cum laude from the University of Maryland with a BS in accounting. Mr. Lowell is a Certified Public Accountant (CPA). The Institute of Management Accountants named him “CFO of the Year” and CFO magazine named him one of the top 100 CFOs.

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals. Addus has over 12,000 employees that provide services through more than 120 locations across 16 states to over 23,000 consumers.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, and available at http://www.sec.gov, and its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 12, 2009. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Carol Ruth / Amy Glynn

The Ruth Group

Phone: (646) 536-7004 /7023

Email: cruth@theruthgroup.com

Email: aglynn@theruthgroup.com

Media Contact:

Jason Rando

The Ruth Group

Phone: (646) 536-7025

Email: jrando@theruthgroup.com